UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2007

PIONEER NATURAL RESOURCES COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(972) 444-9001
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIONEER NATURAL RESOURCES COMPANY

Item 7.01. Regulation FD Disclosure.

In January 2007, Pioneer Natural Resources Company and its subsidiary, Pioneer Natural Resources USA, Inc. (collectively, the “Company”), announced that they had reached a conditional settlement in the lawsuit styled MOSH Holding, L.P. v. Pioneer Natural Resources Company; Pioneer Natural Resources USA, Inc.; Woodside Energy (USA) Inc.; and JPMorgan Chase Bank, NA, as Trustee of the Mesa Offshore Trust (the “Lawsuit”), which was filed on April 11, 2005 in the District Court of Travis County, Texas (250th Judicial District) and subsequently transferred to the 334th Judicial District of Harris County, Texas (the “Court”). Petitions to intervene in the Lawsuit have been filed by Dagger-Spine Hedgehog Corporation (“Dagger-Spine”) and by a separate intervenor group (the “Weigand Group”) consisting of various individuals and entities (MOSH Holding, Dagger-Spine and the Weigand Group are referred to, collectively, as “Plaintiffs”). Plaintiffs are unit holders in the Mesa Offshore Trust (the “Trust”), which was created in 1982 as the sole limited partner in a partnership that holds an overriding royalty interest in certain oil and gas leases offshore Louisiana and Texas. The Company owns the managing general partner interest in the partnership. Plaintiffs allege that the Company, together with Woodside Energy (USA) Inc. (“Woodside”), concealed the value of the royalty interest and worked to terminate the Trust prematurely and to capture for itself and Woodside profits that belong to the Trust. Plaintiffs also allege breaches of fiduciary duty, misapplication of trust property, common law fraud, gross negligence, and breach of the conveyance agreement for the overriding royalty interest. The relief sought by the Plaintiffs includes monetary and punitive damages and certain equitable relief, including an accounting of expenses, a setting aside of certain farmouts, and a temporary and permanent injunction.

The settlement was subject to certain conditions, including an order by the Court approving the settlement. On June 19, 2007, the Court denied a motion to approve the settlement and as a result, the settlement is void and not effective. A trial on the merits is currently set for October, 2007. The Company believes the claims made in the Lawsuit are without merit and intends to defend the lawsuit vigorously.

PIONEER NATURAL RESOURCES COMPANY

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

Date: June 22, 2007	By:	/s/ Darin G. Holderness
Darin G. Holderness
Vice President and Chief Accounting Officer